Exhibit 32.12

CERTIFICATION PURSUANT TO

18 U.S.C.§1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Frontier Masters Series, a Series of The Frontier Fund on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on March 30, 2012 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Frontier Fund.

/s/ Robert J. Enck

Robert J. Enck

President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of the Frontier Masters Series, a Series of The Frontier Fund

/s/ Brent Bales

Brent Bales

Principal Financial Officer of Equinox Fund

Management, LLC, the Managing Owner of the Frontier Masters Series, a Series of The Frontier Fund

April 9, 2012